UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2013

Vadda Energy Corporation

(Exact names of registrant as specified in its charter)

Florida (States or other jurisdictions of incorporation)	00-28171 (Commission File Number)	27-0471741 (IRS Employer Identification No.)

600 Parker Square, Suite 250

Flower Mound, Texas 75028

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code):           (214) 222-6500

_______________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2013, the board of directors of Vadda Energy Corporation (the “Company”) appointed Mr. Terrell A. Dobkins, Mr. Nicholas Steinsberger, Mr. Rick Smith and Mr. Daro Blankenship to the board of directors of the Company. Mr. Daro Blankenship also serves as President and Chief Executive Officer of the Company.

During the year ended December 31, 2012, Mr. Daro Blankenship and Mrs. Anita Blankenship, who together have voting control of the Company’s common stock, received aggregate compensation from the Company of $229,500.

Mieka LLC, an entity wholly owned by Daro and Anita Blankenship, provides drilling and completion services on wells owned by the Company. Prices charged to the Company by Mieka LLC under turnkey drilling arrangements do not reflect prevailing rates that would be charged by outside third parties in arms-length transactions. During the year ended December 31, 2012, the Company incurred drilling costs associated with turnkey drilling contacts with Mieka LLC of $1,935,117. As of December 31, 2012, the Company was obligated to pay $1,148,144 to Mieka LLC.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2013

Vadda Energy Corporation

By: /s/ Daro Blankenship
Daro Blankenship
President and Chief Executive Officer

3